UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2015
Date of Report (Date of Earliest Event Reported)
ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          Election of New Directors

On May 8, 2015, the Board of Directors (the Board) of Itron, Inc. (Itron) elected Diana D. Tremblay and Frank Jaehnert as directors, effective June 1, 2015 and serving until the 2016 annual shareholders meeting, at which time both will stand for election by Itron’s shareholders.

Diana D. Tremblay - Since 2013, Ms. Tremblay, age 55, has served as Vice President of Global Business Services of General Motors Company (GM). From 1977 until promoted to her current position, she held varying roles of increasing responsibility at GM, including Vice President, Manufacturing - North America from 2012 to 2013 and Global Chief Manufacturing Officer from 2009 to 2012.

Frank M. Jeahnert - From 2003 until his retirement in 2013, Mr. Jaehnert was President and CEO of Brady Corporation, an SEC registrant and global manufacturer of industrial identification and specialty coated material products located in Milwaukee, Wisconsin. Mr. Jaehnert began working for Brady Corporation in1995 and held positions as Director of Finance, Chief Financial Officer, and President of the Identification Solutions and Specialty Tapes Group. In addition to his service on Itron's Board, Mr. Jaehnert is a non-executive director of the board of Briggs and Stratton Corporation and of the board of Nordson Corporation, both of which are publicly traded companies.

Neither Ms. Tremblay nor Mr. Jaehnert has yet been named to a committee of the Board.

As directors, both Ms. Tremblay and Mr. Jaehnert will each receive an annual retainer of $165,000, of which $65,000 is paid in cash, and the remainder is paid in shares of Itron’s common stock, which vest immediately. The retainer is paid and issued in equal increments on the first day of each fiscal quarter. In addition, as new directors, each will be granted a restricted stock award equal to 50% of his or her annual cash retainer. These awards will vest equally in one-third increments beginning on the first anniversary of the date of grant.

There are no related party transactions between Itron and Ms. Tremblay or Itron and Mr. Jaehnert that would require disclosure under Item 404(a) of Regulation SK.

          Retirement of Director

Graham M. Wilson's term as a director ended on May 8, 2015. Mr. Wilson did not stand for reelection at the annual meeting of shareholders on May 8, 2015 as he has reached age 70, which is the mandatory retirement age as specified in the Board's corporate governance policies. Mr. Wilson has served on Itron's Board since 1990.

Upon the retirement of Mr. Wilson and the elections of Ms. Tremblay and Mr. Jaehnert, the Board was expanded from 11 to 12 members.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description

	99.1	Press Release dated May 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRON, INC.

Dated:	May 11, 2015	By:	/s/ SHANNON M. VOTAVA
Shannon M. Votava
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 11, 2015